UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 12, 2007

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PennantPark Investment Corporation

(Exact name of registrant as specified in its charter)

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Maryland	814-00736	20-8250744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue
10th Floor
New York,NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 212-307-3280

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The following press release was issued by PennantPark Investment Corporation on June 11, 2007:

PENNANTPARK INVESTMENT CORPORATION

ANNOUNCES DIVIDEND OF $0.14 PER SHARE

New York, N.Y. - June 11, 2007 - PennantPark Investment Corporation (the "Company") (NasdaqGS: PNNT) announces that it has declared a dividend of $0.14 per share for the period ended June 30, 2007, payable on June 29, 2007 to shareholders of record as of June 22, 2007. The ex-dividend date is June 20, 2007. Dividends are being paid from taxable earnings whose specific tax characteristics will be reported to shareholders on Form 1099 after the end of the calendar year. This dividend represents a 5.1% annualized dividend yield, based on a price of $15 per share and the 67-day period between the closing of the Company's initial public offering on April 24, 2007 and June 30, 2007. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of senior secured loans, mezzanine loans and equity.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Contact: Aviv Efrat of PennantPark Investment Corporation, (212) 307-3280 or visit us on our website at http://www.pennantpark.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Investment Corporation

/s/ Aviv Efrat
(Signature)

By:	Aviv Efrat
Title:	Chief Financial Officer
Date:	June 11, 2007